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EXHIBIT 21 - Subsidiaries of Registrant, Clear Channel Communications, Inc.

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               Name                                State of Incorporation
Clear Channel Communications
of Memphis, Inc.                                         Texas
Clear Channel Television, Inc.                           Nevada
Clear Channel Radio, Inc.                                Nevada
Clear Channel Television Licenses, Inc.                  Nevada
Clear Channel Radio Licenses, Inc.                       Nevada
Clear Channel Management, Inc.                           Delaware
Clear Channel Metroplex, Inc.                            Nevada
Clear Channel Metroplex Licenses, Inc.                   Nevada
Clear Channel Holdings, Inc.                             Nevada
Clear Channel Productions, Inc.                          Nevada
CCC-Houston A M LTD                                      Texas
CCR Houston-Nevada, Inc.                                 Nevada
Clear Channel Real Estate, Inc.                          Nevada
American Shelter Company, Inc.                           Illinois
Blue Wallscapes, Inc.                                    California
CC-MCS, Inc.                                             Texas
Chicago Shelters Advertising, Inc.                       Illinois
Clear Channel Communications International, Inc.         Nevada
Clear Channel Investments, Inc.                          Nevada
Clear Channel Mexico, Inc.                               Nevada
Clear Channel Peoples, Inc.                              Nevada
Eller Investment Company, Inc.                           Arizona
Eller Media Company                                      Arizona
Eller Outdoor Advertising Co. of Atlanta                 Arizona
Eller Outdoor Advertising Company                        Arizona
Eller Outdoor of El Paso, Inc.                           Texas
Eller Target Media Group, LP                             California
Eltex Investment Corp.                                   Delaware
Patrick Media Group, Inc.                                Delaware
Peoples Broadcasting Company                             Pennsylvania
PMG Holdings, Inc.                                       Delaware
PMG Target Media Holdings, Inc.                          Delaware
Radio Enterprises, Inc.                                  Delaware
Shelter Advertising of America, Inc.                     Delaware
Shelter Advertising of Hialeah, Inc.                     Florida
Trendel Enterprises International, Inc.                  Florida
Trendel International Development Corp.                  Florida
Trendel, Inc.                                            Florida
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